Exhibit 10.7

DIRECTOR DESIGNATION AGREEMENT

This DIRECTOR DESIGNATION AGREEMENT (the “Agreement”), dated as of                           , 2012, is entered into by and among Silver Bay Realty Trust Corp., a Maryland corporation (the “Company”), and Two Harbors Investment Corp., a Maryland corporation (“Two Harbors”).

RECITALS

WHEREAS, Two Harbors and its Affiliates (as defined below) own interests in certain properties that will be transferred to the Company and/or its Affiliates pursuant to one or more contribution agreements (the “Contribution Agreements”), in connection with the initial public offering of shares of the Company’s common stock (the “Common Stock”);

WHEREAS, Two Harbors and its Affiliates will receive shares of the Company’s common stock in exchange for such property interests;

WHEREAS, a majority of the Company’s board of directors (the “Board of Directors”) must be Independent Directors (as defined under the Listing Rules of the New York Stock Exchange, Inc. and as defined in the Exchange Act (as defined below));

WHEREAS, the Company and Two Harbors, acting through and at the direction of its committee of independent directors, desire that Two Harbors shall have the right to designate two individuals for nomination for election to the Board of Directors of the Company in accordance with and subject to the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

Article I

DEFINED TERMS

In addition to the definitions set forth above or otherwise herein, the following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement:

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Agreement, as it may be amended, supplemented or restated from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, together with rules and regulations promulgated thereunder.

“Initial Designees” means William W. Johnson and Stephen G. Kasnet.

“IPO Date” means the closing date of the initial public offering of shares of Common Stock of the Company pursuant to the Registration Statement.

“Person” means an individual or a corporation, partnership, limited liability company, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentally thereof.

“Registration Statement” means the Registration Statement on Form S-11 (File No: 333-183838), as filed by the Company with the United States Securities and Exchange Commission on September 11, 2012, and as amended or supplemented from time to time.

“Termination Effective Time” means the date and time at which the 2014 Annual Meeting is called to order.

“2013 Annual Meeting” means the annual meeting of stockholders of the Company to be held, or held, during calendar year 2013.

“2014 Annual Meeting” means the annual meeting of stockholders of the Company to be held, or held, during calendar year 2014.

Article II

BOARD OF DIRECTORS

1.                                      Two Harbors Right to Designate Director Nominees.  Subject to the terms and conditions of this Agreement, Two Harbors shall have the right to designate from time to time two individuals qualifying as Independent Directors as nominees for election to the Board of Directors, provided that such individuals shall commence their service on the Board of Directors as of the IPO Date and shall terminate their service on the Board of Directors (unless re-nominated by the Board of Directors in its sole discretion) not later than the Termination Effective Time, and provided further that at no time shall the right provided for hereinabove be exercisable if it would lead to or result in more than two nominees of Two Harbors serving on the Board of Directors at any time.

2.                                      Nomination.  The Company agrees to nominate for election to the Board of Directors the individual(s) designated by Two Harbors to be nominated for election as directors pursuant to and in accordance with the terms and conditions of this Agreement.  Nothing herein shall affect the rights of the Company or any stockholder or director of the Company to nominate for election to the Board of Directors individuals in addition to those designated by Two Harbors (provided, however, that the Board of Directors shall not nominate more individuals for election as directors than there are director positions to be filled), to solicit votes or proxies for or on behalf of such individuals or to otherwise take such action in connection with the nomination or election of directors as in the opinion of the Company or such stockholder or director may be in the best interests of the Company.  Nothing herein shall obligate the Company or the Board of Directors to nominate or cause to be nominated for election to the Board of Directors any designee of Two Harbors, or to take any other action, if the Board of Directors (or nominating committee) determines in good faith that so doing would constitute a breach of its duties under applicable law.

3.                                      Mechanics of Designation.  The Company shall give Two Harbors at least 20 days prior written notice of the date of the proposed mailing of proxy materials for the 2013 Annual Meeting and any other meeting of stockholders prior to the 2014 Annual Meeting at which there will be (or there is anticipated to be) the election of directors of the Company.  Promptly upon (and in any event within 10 days after) receipt of such notice from the Company, or upon the occurrence of any other event that gives rise to the exercise by Two Harbors of its rights hereunder to designate an individual for nomination for election to the Board, Two Harbors shall give written notice (a “Designation Notice”) to the Company of the name of each individual which Two Harbors designates under this Agreement to then be nominated for election or reelection to the Board of Directors, together with the following:  (i) all information relating to each such individual that is required to be provided under the Bylaws of the Company in respect of any individual who a stockholder proposes to nominate for election, including all information relating to such individual that is required to be disclosed in the solicitation of proxies for election of directors or is otherwise required pursuant to Regulation 14A under the Exchange Act, (ii) such individual’s or individuals’ written consent to serving as a director if elected, and if applicable, being named in the proxy statement for the 2013 Annual Meeting as a nominee, (iii) a certificate from each such individual as to the completeness and accuracy of such information so provided about him or her, and (iv) a fully executed Resignation Letter as described below.  In addition, Two Harbors will certify to the Company in such Designation Notice that each of the individual designees named therein qualifies as an Independent Director and shall provide all information relevant to the determination of such designees’ qualification as an Independent Director, provided, however that, subject to the provisions of Article III, Section 2 below, the ultimate determination as to the qualification of each such designee as an Independent Director shall nevertheless be made in good faith by the Board of Directors.  If the Designation Notice is not provided to the Company in proper form or on a timely basis as provided above, Two Harbors shall be deemed to have re-designated its existing designee(s) then serving on the Board of Directors except for any such designee who for any reason is unavailable to serve or has been determined for any reason to no longer qualify as an Independent Director, in respect of which such right hereunder will be deemed to have been waived if a qualifying replacement is not promptly named.  At the request of the Board of Directors, any individual so nominated for election or reelection as a director shall furnish to the Secretary of the Company that information required to be set forth in the Designation Notice.

4.                                      Certain Requirements.  Through the Termination Effective Date, (a) Two Harbors agrees to vote, and will cause its Affiliates to vote, all shares of Common Stock as to which it or they have voting rights, and to use its best efforts to cause all directors who are designees of Two Harbors designated or elected pursuant to the terms of this Agreement to vote, for the election of a slate of directors which shall (i) include the nominee(s) designated by Two Harbors pursuant to this Agreement and (ii) consist of a majority of Independent Directors (the “Approved Slate”), and (b) the Company will cause its Affiliates to vote all shares of Common Stock as to which they have voting rights, and to use its best efforts to cause all of its directors other than its directors who are designated by Two Harbors to vote, for the election of the Approved Slate.  Two Harbors acknowledges that the directors of the Company (including the Two Harbors designees), if and when elected by the stockholders of the Company, will be elected by the affirmative vote of the holders of the issued and outstanding shares of stock of the Company entitled to vote at elections of directors, and that any designee who is nominated for election to the Board of Directors may fail to be elected by the stockholders of the Company.

5.                                      Actions By Two Harbors.  The parties acknowledge and consent that all decisions or actions permitted or required to be taken by Two Harbors under this Agreement shall be taken by Two Harbors at the direction of a majority of Two Harbors’ independent directors.  The Company shall, however, be entitled to assume, without inquiry, that all communications or notices given, and decisions made or actions taken, hereunder by or on behalf of Two Harbors shall have been given, made or taken at the direction of a majority of Two Harbors’ independent directors.

Article III

TERM OF DESIGNEES IN OFFICE

1.                                      Statement of Intent.  The Company and Two Harbors acknowledge that the purpose and intent of this Agreement is to allow for and provide a means whereby two (2) individuals designated for nomination by Two Harbors and qualifying as Independent Directors may if elected serve on the Board of Directors of the Company during the period commencing with the IPO Date and terminating at the Termination Effective Time.

2.                                      Initial Designees.  The Company agrees to cause the Initial Designees, to be elected by the Board of Directors effective as of the IPO Date, initially to serve on the Board of Directors until the 2013 Annual Meeting and until their respective successors are duly elected and shall qualify; it being acknowledged however that such designees will be designees of Two Harbors pursuant hereto, and that the term of office of any such director (or any director subsequently designated by Two Harbors pursuant hereto) may terminate upon the earlier death, resignation or removal of such individual.  Two Harbors represents to the Company, and based upon the information provided by Two Harbors to the Company with regard to each such individual named in the Registration Statement, the Company concurs, that each such individual qualifies as an Independent Director.

3.                                      Loss of Independent Status; Death, Incapacity, Resignation.  In the event that any Two Harbors designee serving on, or nominated for election to, the Board of Directors pursuant hereto shall (i) be determined in good faith by the Board of Directors for any reason not to be or to cease to continue to be an Independent Director (in which event Two Harbors agrees to cause the immediate written resignation of such individual from the Board of Directors (or withdrawal of such individual’s name as a nominee for election or reelection, as the case may be)), or (ii) die, become incapacitated or resign, Two Harbors shall be free to exercise its rights hereunder in respect of the designation pursuant hereto of another individual, who qualifies as an Independent

Director, for nomination for election to the Board of Directors instead of the resigning individual, for the remainder of his or her term of office (provided that Two Harbors and such substitute designee shall have complied with the terms of this Agreement in respect of his or her designation and election).  Such written resignation or withdrawal shall be in form and substance reasonably acceptable to the Company under the circumstances.

4.                                      Termination Effective Time / Resignation.  In order to further the intention of the parties and to provide for the termination as of the Termination Effective Time of the term of office of each of the designees of Two Harbors then serving on the Board of Directors, Two Harbors agrees as follows:

(a)                                 As a condition to designating each individual for nomination for election to the Board of Directors as its designee pursuant hereto (whether elected by the stockholders or the Board of Directors at any time), Two Harbors will cause each such individual to deliver to the Board of Directors and Secretary of the Company an Irrevocable Advance Letter of Resignation, in substantially the form attached hereto as Exhibit A (a “Resignation Letter”), providing for, among things, the irrevocable resignation of such individual from the Board of Directors (if then still serving on the Board of Directors) as of the Termination Effective Time.

(b)                                 Two Harbors will cause each individual designated by Two Harbors for nomination and who is serving on the Board of Directors to resign from the Board of Directors on or as of the Termination Effective Time, and will cause each such individual to confirm (and to reconfirm from time to time as reasonably requested by the Company), promptly and in any event within ten (10) days after request from the Company, his or her intention and irrevocable agreement to resign from the Board of Directors effective as of the Termination Effective Time.

Article IV

MISCELLANEOUS

1.                                      Remedies.  In addition to being entitled to exercise all rights provided herein and granted by law, including recovery of damages, each of the Company and Two Harbors shall be entitled to specific performance of the respective rights and obligations of the other party under this Agreement.  Each agrees that monetary damages would not be adequate for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

2.                                      Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended or modified unless in writing, executed by the parties to this Agreement, and waivers or consents to departures from the provisions hereof may not be given unless in a writing executed on behalf of the party to be charged therewith.  No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon any breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

3.                                      Notices.  All notices and other communications in connection with this Agreement shall be made in writing by hand-delivery, registered first-class mail, telecopier, or air courier guaranteeing overnight delivery:

(a)                                 if to Two Harbors, at:

Two Harbors Investment Corp.
601 Carlson Parkway Suite 250
Minnetonka, Minnesota 55305
Attention:  General Counsel

and

(b)                                 if to the Company, at:

Silver Bay Realty Trust Corp.
601 Carlson Parkway Suite 250
Minnetonka, Minnesota 55305
Attention:  General Counsel

or at such other address as such party shall notify the other of in accordance herewith from time to time.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when received if deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

4.                                      Successors and Assigns.  This Agreement shall not be assignable by Two Harbors but shall inure to the benefit of any successor by merger of Two Harbors.

5.                                      Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

6.                                      Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland without regard to the choice of law provisions thereof.

7.                                      Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

8.                                      Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SILVER BAY REALTY TRUST CORP.

By:
President

TWO HARBORS INVESTMENT CORP.

By:
President

EXHIBIT A
IRREVOCABLE ADVANCE LETTER OF RESIGNATION

                              , 201

Silver Bay Realty Trust Corp.
601 Carlson Parkway Suite 250
Minnetonka, Minnesota 55305
Attention :  Board of Directors and Secretary

Ladies and Gentlemen:

Please be advised that, in connection with my nomination for election (or reelection) to the Board of Directors of Silver Bay Realty Trust Corp., a Maryland corporation (the “Company”), as an individual designee of Two Harbors Investment Corp. pursuant that certain Director Designation Agreement dated as of               2012, and in order to induce the Board of Directors to nominate me for such election (or reelection), I hereby covenant, acknowledge and agree as follows:

1.                                            I understand that, if elected to the Board of Directors, my stated term of office will be until the next annual meeting of stockholders of the Company and until my successor is duly elected and qualified; provided, however, that my term of office shall terminate effective upon my earlier death, resignation or removal.

2.                                            Notwithstanding such stated term of office, and assuming that I am elected and then serving on the Board of Directors, I do hereby resign from the Board of Directors effective as of the date and time at which the annual meeting of stockholders of the Company held in calendar year 2014 is called to order.

5.                                            My resignation from the Board of Directors pursuant to the foregoing is made to induce my election to the Board of Directors and is irrevocable.  Moreover, I do hereby waive acceptance, formally or informally, by the Board of Directors or the Secretary of the Company, or otherwise, of this Irrevocable Advance Letter of Resignation or my resignation provided for hereunder, and such resignation shall be effective as and when provided for hereinabove, notwithstanding any acceptance, or not, of this Irrevocable Advance Letter of Resignation or such resignation.

6.                                            This Irrevocable Advance Letter of Resignation, including the provisions of this sentence, may not be amended or modified unless in writing, executed by the individual named below and on behalf of the Company, and waivers or consents to departures from the provisions hereof may not be given unless in a writing executed on behalf of the party to be charged therewith.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

Very truly yours,

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